UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

MAGELLAN MIDSTREAM HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-246263	20-4328784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (918) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2009, Magellan Midstream Holdings, L.P. (“MGG”) entered into that certain Loan Agreement (the “Loan Agreement”) between MGG, as borrower, and Bank of Oklahoma, National Association, as lender, a copy of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference herein. The Loan Agreement has a maturity date of May 17, 2010; however, MGG may prepay without penalty all balances outstanding and terminate the Loan Agreement at any time.

Borrowings under the Loan Agreement may not exceed $3.5 million, will be unsecured and will bear interest based on prevailing interest rates as described in the Loan Agreement. Amounts outstanding under the Credit Agreement may be accelerated for typical defaults including, but not limited to, the failure to repay the principal or interest of a borrowing, failure to observe or perform any covenant, failure to pay a judgment in excess of $100,000 and certain bankruptcy events.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 –	Loan Agreement dated May 18, 2009 between MGG, as borrower, and Bank of Oklahoma, National Association, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

	By:	Magellan Midstream Holdings
GP, LLC, its General Partner

Date: May 20, 2009	By:	/s/ Lonny E. Townsend
	Name:	Lonny E. Townsend
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Loan Agreement dated May 18, 2009 between MGG, as borrower, and Bank of Oklahoma, National Association, as lender.